Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Covetrus, Inc.

Portland, Maine

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-229557) of Covetrus, Inc. of our report dated March 29, 2019, relating to the combined financial statements, which appears in this Form 10K.

/s/ BDO USA, LLP

New York, NY

March 29, 2019